20 September 2001



                              AVON PRODUCTS, INC.

                                      And


                                 HSBC BANK PLC





                                AGENCY AGREEMENT

                                  relating to
                               JPY 9,000,000,000
                                 1.06 per cent.
                                 Notes due 2006











                                   LINKLATERS
                                   & ALLIANCE

                                   LINKLATERS

                              Ref: CEMC/TSYJ/RAZP

This Agreement is made on 20 September 2001 between:

(1)  AVON PRODUCTS, INC. (the "Issuer"), and

(2)  HSBC BANK PLC as initial principal paying agent.


(A) The Issuer proposes to issue JPY 9,000,000,000 principal amount of Notes to be known as its 1.06 per cent. Notes due 2006.

(B) The definitive Notes for which the Global Note referred to below may be exchanged (subject to its provisions) will be in bearer form in the denomination of JPY 1,000,000 each with interest Coupons attached.

1    Interpretation

     Terms defined in the Notes have the same meanings in this Agreement (except where otherwise defined in this Agreement) and:

     "Agents" means the Principal Paying Agent and the Paying Agents or any of them

     "Clearing Systems" means Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") (or any successor operator)

     "Conditions" means the terms and conditions set out in Schedule 1 as modified, with respect to any Notes represented by the Global Note, by the provisions of the Global Note and any reference to a particularly numbered Condition shall be construed accordingly

     "Coupons" means the coupons relating to the Notes in definitive form

     "Global Note" means the permanent global Note which will represent the Notes, after exchange of the Temporary Global Note, substantially in the form set out in Schedule 3

     "Notes" means the JPY9,000,000,000 1.06 per cent. Notes due 2006 of the Issuer and (except in Clause 3) includes the Global Note

     "outstanding" means, in relation to the Notes, all the Notes issued except
     (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the Principal Paying Agent as provided in this Agreement and remain available for payment against presentation and surrender of Notes and/or Coupons, as the case may be, (c) those in respect of which claims have become void,
     (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, and (g) the Global Note to the extent that it shall have been exchanged for definitive Notes pursuant to its provisions; provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders and (2) the determination of how many Notes are outstanding for the purposes of Schedule 3 those Notes which are beneficially held by, or are held on behalf of, the Issuer or any of its Subsidiaries and not cancelled shall (unless and until ceasing to be so held) be deemed not to remain outstanding

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     "Paying Agents" means the paying agents in respect of the Notes appointed from time to time under this Agreement or an agreement supplemental to it and includes the Principal Paying Agent

     "Principal Paying Agent" means the principal paying agent for the time being in respect of the Notes appointed from time to time under this Agreement or an agreement supplemental to it, in its capacity as principal paying agent

     "Subsidiary" means a corporation more than 50 per cent. of the outstanding voting stock of which is owned, directly or indirectly, by the Issuer or by one or more Subsidiaries, or by the Issuer and one or more Subsidiaries. For the purposes of this definition "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Temporary Global Note" means the temporary global note which will represent the Notes on issue substantially in the form set out in Schedule 2.

2    Appointment

     The Issuer appoints the Agents as its agents in respect of the Notes in accordance with the Conditions at their respective specified offices referred to in the Notes. Except in Clause 13, references to the Agents are to them acting solely through such specified offices. Each Agent shall perform the duties required of it by the Conditions. The obligations of the Agents are several and not joint.

3    Form of the Notes

3.1 The Temporary Global Note and the Global Note: The Notes will initially be represented by the Temporary Global Note in the principal amount of JPY 9,000,000,000. Interests in the Temporary Global Note will be exchangeable for interests in the Global Note as set out in the Temporary Global Note. The Global Note will be exchangeable for definitive Notes as set out in the Global Note. Immediately before issue, the Issuer shall deliver to the Principal Paying Agent and the Principal Paying Agent (or its agent on its behalf) shall authenticate the duly executed Temporary Global Note and the Global Note. The Principal Paying Agent shall then return the Temporary Global Note and the Global Note to or to the order of the Issuer for delivery to a depositary common to Euroclear and Clearstream, Luxembourg.

3.2 The Definitive Notes: The definitive Notes and the Coupons will be security printed in accordance with applicable legal requirements substantially in the forms set out in Schedule 1. The Notes will be endorsed with the Conditions.

3.3 Signature: The Temporary Global Note, the Global Note, the definitive Notes and the Coupons will be signed manually or in facsimile by an authorised officer of the Issuer. The Global Note will be executed as a deed. The Issuer may use the facsimile signature of any person who at the date of this Agreement is authorised to sign on behalf of the Issuer even if at the time of issue of any Notes and/or Coupons he no longer holds that office. Notes and/or Coupons will (provided in the case of the Notes, that they have been duly authenticated) be binding and valid obligations of the Issuer.

3.4 Exchange of Temporary Global Note for Global Note: On and after the Global Note Exchange Date (as defined in the Temporary Global Note), the Principal Paying Agent shall, on presentation to it or to its order of the Temporary Global Note and the Global Note, procure the exchange of interests in the Temporary Global Note for interests of an equal principal amount

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in the Global Note in accordance with Temporary Global Note. On exchange in full of the Temporary Global Note the Principal Paying Agent shall cancel it.

3.5    Exchange of Global Note for Definitive Notes:

     3.5.1 Notification of request for definitive Notes: The Principal Paying Agent, on receiving notice in accordance with the terms of the Global Note that its holder requires to exchange the Global Note, or an interest in it, for definitive Notes, shall forthwith notify the Issuer of such request.

     3.5.2 Authentication and exchange: At least 14 days before any Definitive Note Exchange Date (as defined in the Global Note), the Issuer will deliver or procure the delivery of definitive Notes in an aggregate principal amount equal to the outstanding principal amount of the Global Note or such lesser interest in the Global Note which is to be exchanged to or to the order of the Principal Paying Agent. Such definitive Notes shall have attached all Coupons in respect of interest which has not already been paid against presentation of the Global Note. The Principal Paying Agent (or its agent on its behalf) shall authenticate such definitive Notes and shall make them and the Coupons available for exchange against the Global Note in accordance with the Global Note. Definitive Notes and Coupons may not be delivered in the United States. If the Global Note is not to be exchanged in full, the Principal Paying Agent shall endorse, or procure the endorsement of, a memorandum of the principal amount of the Global Note exchanged in the appropriate schedule to the Global Note and shall return the Global Note to the holder. On exchange in full of the Global Note the Principal Paying Agent shall cancel it and, if so requested by the holder, return it to the holder.

4    Payment

4.1 Payment to Principal Paying Agent: The Issuer will not later than the day on which any payment in respect of the Notes becomes due, transfer to the Principal Paying Agent such amount as may be required for the purposes of such payment. The Issuer will confirm to the Principal Paying Agent by
     3.00 p.m. (local time in the city of the Principal Paying Agent's specified office) on the Business Day in the city of the Principal Paying Agent's specified office immediately preceding the due date for any such payment that irrevocable instructions have been issued by it for such payment to be made to the Principal Paying Agent. In this Clause the date on which a payment in respect of the Notes becomes due means the first date on which the holder of a Note or Coupon could claim the relevant payment by transfer to an account under the Conditions, but disregarding the necessity for it to be a Business Day in any particular place of presentation. For the purposes of this sub-Clause 4.1, "Business Day" means a day on which commercial banks are open for business and foreign exchange markets settle payment.

4.2 Notification of non-payment: The Principal Paying Agent will forthwith notify by fax each of the other Paying Agents and the Issuer if it has not by the time specified for its receipt received the confirmation referred to in sub-Clause 4.1.

4.3  Payment by Paying Agents:

     Unless they receive a notification from the Principal Paying Agent under sub-Clause 4.2, the Paying Agents will, subject to and in accordance with the Conditions and the requirements of applicable law, pay or cause to be paid on behalf of the Issuer on and after each due date therefore the amounts due in respect of the Notes and Coupons and will be entitled to claim any amounts so paid from the Principal Paying Agent. If any payment provided for in sub-

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     Clause 4.1 is made late but otherwise in accordance with this Agreement, the Paying Agents will nevertheless make such payments in respect of the Notes and Coupons. However, unless and until the full amount of any such payment has been made to the Principal Paying Agent, none of the Paying Agents will be bound to make such payments.

     The Principal Paying Agent agrees that all payments in respect of the Notes shall be made by the Principal Paying Agent at its specified office in London or at such other offices of any of the Paying Agents located outside the United States as the Issuer and the Principal Paying Agent may agree to from time to time. The Paying Agents agree that payments will not be made pursuant to presentation of a Note or Coupon to a Paying Agent within the United States or the making of any other demand for payment to a Paying Agent within the United States and that payments will not be made by mail to an address in the United States or by wire transfer to or for an account maintained in the United States.

4.4 Reimbursement of Paying Agents: The Principal Paying Agent will on demand promptly reimburse each Paying Agent for payments in respect of the Notes and Coupons properly made by it in accordance with the Conditions and this Agreement.

4.5 Late Payment: If the Principal Paying Agent has not by the due date for any payment in respect of the Notes received the full amount payable on such date but receives it later, it will forthwith give notice to the other Paying Agents and the Noteholders that it has received such full amount.

4.6 Method of payment to Principal Paying Agent: All sums payable to the Principal Paying Agent hereunder will be paid in Japanese Yen and in immediately available or same day funds to such account with such bank in Tokyo as the Principal Paying Agent may from time to time notify to the Issuer.

4.7 Moneys held by Principal Paying Agent: The Principal Paying Agent may deal with moneys paid to it under this Agreement in the same manner as other moneys paid to it as a banker by its customers except that (1) it may not exercise any lien, right of set-off or similar claim in respect of them and (2) it shall not be liable to anyone for interest on any sums held by it under this Agreement.

4.8 Partial Payments: If on presentation of a Note or Coupon only part of the amount payable in respect of it is paid (except as a result of a deduction of tax permitted by the Conditions), the Paying Agent to whom the Note or Coupon is presented shall procure that such Note or Coupon is enfaced with a memorandum of the amount paid and the date of payment.

5    Repayment

     If claims in respect of any principal or interest become void under the Conditions, the Principal Paying Agent shall forthwith repay to the Issuer the amount which would have been due if presentations for payment had been made before such claims became void. The Principal Paying Agent shall not however be otherwise required or entitled to repay to the Issuer any sums received by it under this Agreement. 6 Early Redemption

6.1 Notice of Redemption: If the Issuer intends to redeem all of the Notes before their stated maturity date, it shall, at least 14 days before the latest date for the publication of the notice of redemption required to be given to Noteholders, give notice of its intention to the Principal Paying Agent stating the date on which such Notes are to be redeemed. The Principal Paying

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     Agent shall promptly notify the Paying Agents of the receipt by it of any such notification from the Issuer.

6.2 Redemption Notice: The Principal Paying Agent shall publish the notice required in connection with such redemption. Such notice shall specify the date fixed for redemption, the redemption price and the manner in which redemption will be effected. Such notice will be published in accordance with Condition 11.

7    Cancellation, Destruction and Records

7.1 Cancellation by Paying Agents: All Notes which are redeemed (together with such unmatured Coupons as are attached to or are surrendered with them at the time of such redemption), and all Coupons which are paid, shall be cancelled forthwith by the Paying Agent by or through which they are redeemed or paid. Such Paying Agent shall send to the Principal Paying Agent the details required by the Principal Paying Agent for the purposes of this Clause and the cancelled Notes and Coupons.

7.2 Cancellation by Issuer: If the Issuer or any of its Subsidiaries purchases any Notes or Coupons which in accordance with the Conditions it elects to cancel following such purchase, the Issuer shall cancel or procure the cancellation of such Notes and Coupons and shall forthwith send any such cancelled definitive Notes and Coupons to the Principal Paying Agent.

7.3 Certification of Payment Details: The Principal Paying Agent shall as soon as possible and in any event within four months after the date of any such redemption or payment send to the Issuer a certificate stating (1) the aggregate principal amount of Notes which have been redeemed or purchased and cancelled and the aggregate amount paid in respect of Coupons which have been paid and cancelled, (2) the certificate numbers of such Notes,
     (3) the total numbers by maturity date of such Coupons and (4) the total number and the maturity dates of unmatured Coupons not surrendered with Notes redeemed.

7.4 Destruction: Unless otherwise instructed by the Issuer, or unless, in the case of the Global Note, it is to be returned to its holder in accordance with its terms, the Principal Paying Agent shall destroy the cancelled Notes and Coupons in its possession and send the Issuer a destruction certificate giving the certificate numbers of such Notes in numerical sequence, the total numbers by maturity date and the aggregate amount paid in respect of such Coupons and particulars of the Coupons attached to or surrendered with such Notes.

7.5 Records: The Principal Paying Agent shall keep a full and complete record of the purchase, redemption, replacement, cancellation and destruction of all Notes and Coupons (but need not record the certificate numbers of Coupons). It shall make such record available at all reasonable times to the Issuer.

8    Replacement Notes and Coupons

8.1 Stocks of Notes and Coupons: The Issuer shall, if Notes are issued in definitive form, cause a sufficient quantity of additional forms of Notes and Coupons to be made available, upon request, to the Principal Paying Agent (in such capacity the "Replacement Agent") for the purpose of issuing replacement Notes and Coupons.

8.2 Replacement: The Replacement Agent shall issue replacement Notes and Coupons in accordance with the Conditions.

8.3 Coupons on replacement Notes: In the case of a mutilated or defaced Note, the Replacement Agent shall ensure that (unless such indemnity as the Issuer may require is

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     given) any replacement Note only has attached to it Coupons corresponding to those attached to the Note which it replaces.

8.4 Cancellation: The Replacement Agent shall cancel and, unless otherwise instructed by the Issuer, destroy any mutilated or defaced Notes or Coupons replaced by it and shall send the Issuer a certificate giving the information specified in Clause 7.4.

8.5 Notification: The Replacement Agent shall, on issuing a replacement Note or Coupon, forthwith inform the other Paying Agents and the Issuer the certificate numbers of the replacement Note or Coupon and of the Note or Coupon which it replaces.

8.6 Presentation of replaced Note or Coupon: If a Note or Coupon which has been replaced is presented to a Paying Agent for payment, that Paying Agent shall forthwith inform the Principal Paying Agent, which shall inform the Issuer.

9    Notices

9.1 Publication: At the request and expense of the Issuer, the Principal Paying Agent shall arrange for the publication of all notices to Noteholders. Notices to Noteholders shall be published in accordance with the Conditions.

9.2 Notice of Default: The Principal Paying Agent shall promptly notify the Issuer and the Noteholders of any notice received by it under Condition 8.

10   Documents and Forms

     The  Issuer shall send to the Paying Agents:

10.1 specimen Notes (but only if definitive Notes are issued)

10.2 sufficient copies of all documents required by the Notes (and the Paying Agents shall make them so available to Noteholders) and

10.3 as required, forms of voting certificates and block voting instructions, together with instructions as to how to complete, deal with and record the issue of such forms (and the Paying Agents shall make such documents available to Noteholders and perform their other functions as set out in
     Schedule 3).

11   Indemnity

11.1 By Issuer: The Issuer will indemnify each Agent against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur or which may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its functions hereunder, except such as may result from a breach by it of this Agreement or its wilful default, negligence or bad faith or that of its officers or employees.

     If any action, claim or demand shall be brought or asserted against any of the Agents in respect of which indemnity may be sought from the Issuer as herein provided, such Agent shall promptly notify the Issuer in writing, and the Issuer shall have the option to assume the defence thereof, including the employment of lawyers (who shall be lawyers to whom such Agent shall have no reasonable objection) and the payment of all expenses. Such Agent shall have the right to employ separate lawyers in any such action and participate in the defence thereof, but the fees and expenses of such lawyers shall be at the expense of such Agent unless the Issuer has failed to assume such defence and has failed to employ lawyers for such

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     purposes as promptly as practicable after such Agent's request in writing to do so. The Issuer shall not be liable to indemnify any of the Agents for the settlement of such action effected without the Issuer's prior written consent.

11.2 By Agents: Each Agent shall indemnify the Issuer against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer may incur or which may be made against it arising out of or in relation to or in connection with the breach by that Agent of this Agreement or its wilful default, negligence or bad faith or that of its officers or employees.

12   General

12.1 No agency or trust: In acting under this Agreement (except as provided in Clause 4.7) the Agents shall have no obligation towards or relationship of agency or trust with any Noteholder or Couponholder and need only perform the duties set out specifically in this Agreement and the Conditions and any duties necessarily incidental to them.

12.2 Holder to be treated as owner: Except as otherwise required by law, each Agent will treat the holder of a Note or Coupon as its absolute owner as provided in the Conditions and will not be liable for doing so.

12.3 No lien: No Agent shall exercise any lien, right of set-off or similar claim against any Noteholder or Couponholder in respect of moneys payable by it under this Agreement.

12.4 Taking of advice: Each Agent may consult on any legal matter any independent legal adviser selected by it and it shall not be liable in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser's opinion.

12.5 Reliance on documents etc.: No Agent shall be liable in respect of anything done or suffered by it in reliance on a Note, Coupon or other document reasonably believed by it to be genuine and to have been signed by the proper parties.

12.6 Other relationships: Any Agent and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note, Coupon or other security (or any interest therein) of the Issuer or any other person, may enter into or be interested in any contract or transaction with any such person, and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities of any such person, in each case with the same rights as it would have had if that Agent were not an Agent and need not account for any profit.

13   Changes in Agents

13.1 Appointment and Termination of Appointment: The Issuer may at any time appoint additional Paying Agents and/or terminate the appointment of any Agent by giving to the Principal Paying Agent and that Agent at least 60 days' notice to that effect, which notice shall expire at least 30 days before or after any due date for payment of any Notes or Coupons.

13.2 Resignation: Any Agent may resign its appointment at any time by giving the Issuer, and the Principal Paying Agent at least 60 days' notice to that effect, which notice shall expire at least 30 days before or after any due date for payment of any Notes or Coupons.

13.3 Condition to Resignation and Termination: No resignation or (subject to sub-Clause 13.5) termination of the appointment of the Principal Paying Agent shall, however, take effect until a new Principal Paying Agent (which shall be a bank or trust company) has been appointed and

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     no resignation or termination of the appointment of a Paying Agent shall take effect if there would not then be Paying Agents as required by the Condition; provided however, that if within 30 days of the resignation or termination of Principal Paying Agent or a Paying Agent the Issuer has not appointed a successor Principal Paying Agent or, if required, Paying Agent, such Principal Paying Agent or Paying Agent, as the case may be, may itself appoint a successor, such successor shall be a reputable and experienced bank or financial institution.

13.4 Change of Office: If an Agent changes the address of its specified office in a city it shall give the Issuer, and the Principal Paying Agent at least 60 days' notice of the change, giving the new address and the date on which the change is to take effect.

13.5 Automatic Termination: The appointment of the Principal Paying Agent shall forthwith terminate if the Principal Paying Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding-up or dissolution of the Agent, a receiver, administrator or other similar official of the Agent or all or a substantial part of its property is appointed, a court order is entered approving a petition filed by or against it under applicable bankruptcy or insolvency law, or a public officer takes charge or control of the Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation. In such event a successor Principal Paying Agent qualified as aforesaid shall be forthwith appointed by the Issuer.

13.6 Delivery of records: If the Principal Paying Agent resigns or its appointment is terminated, it shall on the date on which the resignation or termination takes effect pay to the new Principal Paying Agent any amount held by it for payment in respect of the Notes or Coupons and deliver to the new Principal Paying Agent all records kept by it and all Notes and Coupons held by it pursuant to this Agreement.

13.7 Successor Corporations: A corporation into which an Agent is merged or converted or with which it is consolidated or which results from a merger, conversion or consolidation to which it is a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without further formality. The Agent concerned shall forthwith notify such an event to the other parties to this Agreement.

13.8 Notices: The Principal Paying Agent shall give to Noteholders in accordance with the Conditions not less than 30 days' notice of any such proposed appointment, termination, resignation or change of which it is aware. The Issuer shall give Noteholders, as soon as practicable, notice of any termination under sub-Clause 13.5 of which it is aware.

14   Commissions, Fees and Expenses

14.1 Fees: The Issuer will pay to the Principal Paying Agent the sum as set out in an exchange of letters of even date herewith between the Issuer and the Principal Paying Agent in payment of the commissions, fees and expenses in respect of the Agents' services and the Issuer need not concern itself with their apportionment between the Agents.

14.2 The Principal Paying Agent hereby acknowledges that receipt of such sum shall be in full satisfaction of all such commissions, fees and expenses (apart from any reasonable out-of-pocket expenses of the Agents incurred after the date hereof).

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14.3 Costs: The Issuer will also pay on demand all reasonable out-of-pocket expenses (including legal, notice publication, telex and postage expenses) properly incurred by the Agents in connection with their services together with any applicable value added tax and stamp, issue, documentary or other taxes and duties.

15   Communications

15.1 Notices: Any communication shall be by letter or fax:

     in the case of the Issuer, to it at:

     Avon Products, Inc.
     1345 Avenue of the Americas
     New York, NY 10105 U.S.A.


     Fax no.:  212 282 6116
     Attention:  Treasurer


     and, in the case of any of the Agents, to it care of:

     HSBC Bank plc
     Mariner House
     Pepys Street
     London
     EC3N 4DA

     Fax no:  44 20 7260 8932
     Tel No 44 20 7260  6702
     Attention:  The Manager, Issuer Services Operations, BPA


     or any other address of which written notice has been given to the parties in accordance with this Clause. Such communications will take effect, in the case of a letter, when delivered or, in the case of a fax, when despatched. Communications not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

15.2 Notices through Principal Paying Agent: All communications relating to this Agreement between the Issuer and any of the Agents or between the Agents themselves shall be made (except where otherwise expressly provided) through the Principal Paying Agent.

16   Amendment

     This Agreement may be amended by agreement between the Issuer and the Principal Paying Agent without the consent of the Noteholders or Couponholders if the amendment is of a formal, minor or technical nature or is made to correct a manifest error and any such amendment shall be made in any manner which the Issuer and the Principal Paying Agent may reasonably consider to be necessary or desirable, and which shall not adversely affect the interests of the Noteholders.

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17   Contracts (Rights of Third Parties) Act 1999

     Any person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

18   Governing Law and Submission

18.1 Governing Law: This Agreement shall be governed by and construed in accordance with English law.

18.2 Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings") may be brought in such courts. Each of the Issuer and the Agents not incorporated in England and Wales irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are for the benefit of the other parties hereto and shall not limit the right of any party hereto to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

18.3 Service of Process: The Issuer irrevocably appoints Avon Cosmetics Ltd., Nunn Mills Road, Northampton, NN1 5PA, United Kingdom, attn: President, for the limited purpose of acting as its authorised agent in England for service of process in any Proceedings in England solely in connection with the Notes. If for any reason such agent shall cease to be such agent for the service of process, the Issuer shall promptly appoint a substitute agent for service of process in England and deliver to the Principal Paying Agent a copy of the new agent's acceptance of that appointment within 30 days. Nothing herein shall affect the right to serve process in any other manner permitted by law.


In witness whereof this Agreement has been entered into on the date stated at the beginning.


AVON PRODUCTS, INC.

By: /s/ Richard J. Valone



HSBC BANK PLC

By: /s/ Paul Olive







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                                   SCHEDULE 1
                            Form of Definitive Note

On the front:


Denomination                     ISIN                      Certif. No.
1000000                          XS0135753126
JPY 1,000,000


                              AVON PRODUCTS, INC.
         (Incorporated with limited liability in the State of New York)
                               JPY 9,000,000,000
                         1.06 per cent. Notes due 2006


ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

This Note forms part of a series designated as specified in the title (the "Notes") of Avon Products, Inc. (the "Issuer"). The Notes are subject to the terms and conditions (the "Conditions") endorsed hereon.

The Issuer for value received hereby promises to pay to the bearer of this Note on 20 September 2006, or on such earlier date as the principal sum mentioned below may become payable in accordance with the Conditions, the principal sum of:

                                  JPY1,000,000

                           (One Million Japanese yen)

together with interest on such principal sum from 20 September 2001 at the rate of 1.06 per cent. per annum payable semi-annually in arrear on 20 March and 20 September in each year, subject to and in accordance with the Conditions.

This Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

In witness whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

Dated 20 September 2001


AVON PRODUCTS, INC.

By:


     Duly authorised officer


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


This Note is authenticated by or
on behalf of the Principal Paying Agent.

By:



Authorised Signatory















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On the back:


Terms and Conditions of the Notes

The following are the terms and conditions substantially in the form in which they will be endorsed on the Notes in definitive form (if issued):

The issue of the JPY9,000,000,000 1.06 per cent. Notes due 2006 (the "Notes") was authorised by a resolution of the Board of Directors of Avon Products, Inc. (the "Issuer") on 6 December 2000. An agency agreement dated 20 September 2001 (the "Agency Agreement") has been entered into in relation to the Notes between the Issuer and HSBC Bank plc as initial principal paying agent. The principal paying agent and the paying agent(s) for the time being (if any) are referred to below respectively as the "Principal Paying Agent" and the "Paying Agents" (which expression shall include the Principal Paying Agent). The Agency Agreement includes the form of the Notes and the coupons relating to them (the "Coupons"). The holders of the Notes (the "Noteholders") and the holders of the Coupons (whether or not attached to the Notes) (the "Couponholders") are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement applicable to them. Copies of the Agency Agreement are available for inspection by the Noteholders and the Couponholders during normal business hours at the specified offices of the Paying Agents.

1    Form, Denomination and Title

     (a)  Form and denomination

     The Notes are serially numbered and in bearer form in the denomination of JPY1,000,000 each with Coupons attached on issue.

     (b)  Title

     Title to the Notes and Coupons passes by delivery. The holder of any Note or Coupon will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder.

2    Status

     The Notes and Coupons constitute (subject to Condition 3) unsecured obligations of the Issuer and shall at all times rank pari passu, without any preference among themselves, with all other present and future unconditional, unsecured and unsubordinated obligations of the Issuer, save for such exceptions as may be provided by applicable legislation.

3    Negative Pledge

     The Issuer shall not, and shall not permit any Subsidiary to issue, assume, incur or guarantee any Indebtedness secured by a Lien, except Permitted Liens, on any Principal Property or any shares of Capital Stock of any Subsidiary ("Secured Debt"), without at the same time effectively providing that the Notes shall be secured equally and rateably with (or prior to) the Indebtedness so secured for so long as such Indebtedness is so secured, unless after giving effect thereto, the aggregate amount of Secured Debt, together with all Attributable Debt of the Issuer and its Subsidiaries in respect of Restricted Sale/Leaseback Transactions would not exceed 20% of Consolidated Net Tangible Assets.


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     "Attributable Debt" in respect to any Sale/Leaseback Transaction, means, as of any time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such Sale/Leaseback Transaction, as determined in good faith by the Issuer) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent awards) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Board of Directors" means, with respect to any person, either the board of directors of such person or any duly authorised committee of that board.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Consolidated Net Tangible Assets" means (a) the total amount of assets (less applicable reserves and other properly deductible items) which under U.S. GAAP would be included on the most recent audited annual consolidated balance sheet of the Issuer and its consolidated Subsidiaries after deducting therefrom, without duplication, the sum of (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortised debt discount and expense and other like intangibles, which in each case under U.S. GAAP would be included on such consolidated balance sheet.

     "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures, loan agreements or similar instruments, (ii) indebtedness secured by a mortgage, pledge, lien, charge, encumbrance of any security interest existing on property owned by such person, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance that constitutes an accrued expense or trade payable or (iv) any lease of property by such person as lessee which is reflected in such person's consolidated balance sheet as a capitalised lease in accordance with U.S. GAAP, in the case of items of Indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on such person's consolidated balance sheet in accordance with U.S. GAAP, and also includes, to the extent not otherwise included, any obligation by such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another person.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the


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     Uniform Commercial Code of any State of the United States or equivalent statutes of any other jurisdiction).

     "Permitted Liens" means any of the following: (a) Liens on any Principal Property acquired by the Issuer or a Subsidiary after the Closing Date to secure or provide for the payment or financing of all or any part of the purchase price thereof or construction of fixed improvements thereon (prior to, at the time of or within 180 days after the latest of the acquisition, completion of construction or commencement of commercial operation thereof); (b) Liens on any shares of stock or Principal Property acquired by the Issuer or a Subsidiary after the Closing Date existing at the time of such acquisition; (c) Liens on any shares of stock or Principal Property of a corporation which is merged into or consolidated with the Issuer or a Subsidiary or substantially all of the assets of which are acquired by the Issuer or a Subsidiary; (d) Liens securing Indebtedness of a Subsidiary owing to the Issuer or another Subsidiary;
     (e) Liens existing on the Closing Date; (f) Liens on any Principal Property being constructed or improved securing loans to finance such construction or improvements; (g) Liens in favour of governmental bodies of the United States or any State thereof or any other country or political subdivision thereof to secure partial, progress or advance payments pursuant to any contract or statute, or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens; (h) Liens securing taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith; (i) Liens arising by reason of deposits necessary to qualify the Issuer or any Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law; and (j) extensions, renewals or replacement of Liens referred to in the foregoing clauses provided that the Indebtedness secured is not increased nor the Lien extended to any additional assets.

     "Principal Property" means any manufacturing plant, testing or research and development facility, distribution facility, processing plant or warehouse (including, without limitation, land, fixtures and equipment), owned or leased by the Issuer or any Subsidiary (including any of the foregoing acquired or leased after the Closing Date) and located within the United States of America, its territories and possessions, unless the Board of Directors of the Issuer determines in good faith that such plant or facility is not of material importance to the total business conducted by the Issuer and its consolidated Subsidiaries.

     "Restricted Sale/Leaseback Transaction" means any Sale/Leaseback Transaction entered into by the Issuer or any Subsidiary after the Closing Date, except: (i) Sale/Leaseback Transactions entered into by and between the Issuer or a Subsidiary and one or more Subsidiaries of the Issuer;
     (ii) Sale/Leaseback Transactions as to which, during the period commencing 60 days prior to and ending 120 days after entering into such Sale/Leaseback Transaction, the Issuer or a Subsidiary applies an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction to the acquisition, directly or indirectly and in whole or in part, of one or more Principal Properties or to the retirement of long-term Indebtedness (other than mandatory prepayment or retirement) of the Issuer or any Subsidiary; and (iii) Sale/Leaseback Transactions involving the taking back of a lease for a period of three years or less.

         "Sale/Leaseback Transaction" means any arrangement, directly or indirectly, with any person whereby the Issuer or any Subsidiary shall sell or transfer any Principal Property whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such Principal

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     Property or any part thereof which the Issuer or such Subsidiary, as the case may be, intends to use for substantially the same purpose as the Principal Property being sold or transferred.

     " Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Issuer or by one or more Subsidiaries, or by the Issuer and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     In the event of any claim or assertion by any Noteholder or Couponholder of non-compliance by the Issuer with Condition 3, a certificate signed by an authorised officer of the Issuer setting forth its calculation of its compliance with Condition 3 shall, in the absence of manifest error, be conclusive and binding on the Noteholders.

4    Interest

     The Notes bear interest from 20 September 2001 and such interest will be payable semi-annually in arrear on 20 March and 20 September in each year.

     Each Note will cease to bear interest from the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused. In such event, it shall continue to bear interest in accordance with this Condition (both before and after judgement) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder, and (ii) the day seven days after the Principal Paying Agent has notified Noteholders of receipt of all sums due in respect of all the Notes up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

     If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of the actual number of days in the calculation period in respect of which the interest payment is being made divided by 365 (or, where any portion of the calculation period falls in a leap year, the sum of (i) the actual number of days in that portion of the calculation period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365).

5    Redemption and Purchase

     (a) Final redemption

     Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their principal amount on 20 September 2006.

     (b) Redemption for taxation reasons

     The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Noteholders (which notice shall be irrevocable), at their principal amount (together with interest accrued to the date fixed for redemption), if (i) the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 20 September 2001, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available

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     to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Principal Paying Agent a certificate signed by a duly authorised officer of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment.

     (c) Purchase

     The Issuer and any of its Subsidiaries may at any time purchase Notes in the open market or otherwise at any price (provided that they are purchased with all unmatured Coupons relating to them). Such Notes may be held, resold or surrendered for cancellation.

     (d) Cancellation

     All Notes so redeemed or purchased and surrendered for cancellation and any unmatured Coupons attached to or surrendered with them will be cancelled and may not be re-issued or resold.

6    Payments

     (a) Method of Payment

     Payments of principal and interest will be made against presentation and surrender of the Notes, or, as the case may be, Coupons, at the specified office outside Japan of any of the Paying Agents. Payments on the Notes and Coupons will be made only outside the United States and its possessions except as permitted by U.S. Treasury regulations. Such payments will be made by Japanese Yen cheque drawn on, or by transfer to a Japanese Yen account maintained by the payee with, a bank in Tokyo, subject in all cases to any fiscal or other laws and regulations; but without prejudice to the provisions of Condition 7. Payments of interest due in respect of any Note other than on presentation and surrender of matured Coupons shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant Note.

     (b) Surrender of unmatured Coupons

     Each Note should be presented for redemption together with all unmatured Coupons relating to it, failing which the amount of any such missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon which the sum of principal so paid bears to the total principal amount due) will be deducted from the sum due for payment. Each amount so deducted will be paid in the manner mentioned above against surrender of the relevant missing Coupon not later than 10 years after the Relevant Date (as defined in Condition 6) for the relevant payment of principal, but not thereafter.

     (c) Payments on business days

     A Note or Coupon may only be presented for payment on a day which is a business day in the place of presentation, New York and Tokyo. No further interest or other payment will be made as a consequence of the day on which the relevant Note or Coupon may be presented for

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     payment under this paragraph falling after the due date. In this Condition
     "business day" means a day on which commercial banks and foreign exchange markets are open.

7    Taxation

     All payments of principal and interest by or on behalf of the Issuer in respect of the Notes and the Coupons shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United States or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event the Issuer shall pay such additional amounts as will result in receipt by the Noteholders and the Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be required for or on account of:

     (i) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder or possessor) being or having been present therein, being or having been a citizen or resident thereof, being or having been engaged in a trade or business therein or having or having had a permanent establishment therein; (ii) the failure of such holder to comply with any certification, identification or information reporting requirements (other than any requirement due to a change in the law or regulations of the United States, the effect of which requirement is the disclosure to the Issuer, any Paying Agent or any United States governmental authority of the nationality, residence or identity of a beneficial owner of a Note or Coupon who is a United States Alien) under the income tax laws and regulations of the United States, without regard to any tax treaty, or taxing authority thereof or therein to establish entitlement to an exemption from withholding as a United States Alien; or (iii) the presentation of a Note or Coupon for payment on a date more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day

     (ii) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or governmental charge

    (iii) any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on such Note or Coupon or by direct payment of the Issuer in respect of claims made against the Issuer

     (iv) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company, private foundation or other tax exempt organisation, passive foreign investment company, foreign personal holding company or controlled foreign corporation for United States purposes or as a corporation that accumulates earnings to avoid U.S. federal income tax

     (v) any tax, assessment or other governmental charge imposed by reason of such holder's owning or having owned, directly or indirectly, actually or constructively, 10 per cent. or more of the total combined voting power of all classes of stock of the Issuer entitled to

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                                     -18-
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          vote (as defined in section 871(h)(3) of the U.S. Internal Revenue
          Code of 1986, as amended)

     (vi) any payment to an individual which is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive

    (vii) any withholding or deduction which results from a Note or Coupon presented for payment by or on behalf of a Noteholder or Couponholder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union or

   (viii) any combination of items (i), (ii), (iii), (iv), (v), (vi) or
          (vii),

nor shall such additional amounts be paid with respect to a payment of principal of or interest on any Note or Coupon (i) to a holder that is not the beneficial owner of such Note or Coupon to the extent that the beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficial owner been the holder of such Note or Coupon or (ii) to any holder who is not a United States Alien.

In these Conditions:

"Relevant Date" means the date on which the payment in question first becomes due, provided that if the full amount payable has not been received by the Principal Paying Agent on or prior to such due date, it means the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders in accordance with Condition 11;

"United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

"United States Alien" means any person who is, for U.S. federal income tax purposes, as to the United States: (i) a foreign corporation; (ii) a foreign partnership; (iii) a non-resident alien individual; or (iv) a foreign estate or trust.

Any reference in these Conditions to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 7.

If the Issuer becomes subject at any time to any taxing jurisdiction other than or in addition to the United States, references in these Conditions to the United States shall be construed as references to the United States and/or such other jurisdiction as the case may be.

8    Events of Default

     If any of the following events occurs and is continuing:

     (a) default in the payment of any amount payable in respect of any of the Notes when due and, in the case of failure to pay interest, continuance of such default for a period of 30 days or

     (b) default in the performance of any covenant or an agreement of the Issuer in the Notes and the continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Issuer and Principal Paying Agent by the holders of at least 25% in principal amount of the outstanding Notes a written notice specifying

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          such default and requiring it to be remedied and stating that such notice is a "Notice of Default" pursuant to this Condition 8(b) or

     (c) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganisation or other similar law or (ii) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation, arrangement, adjustment or composition of or in respect of the Issuer under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or

     (d) the commencement by the Issuer of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganisation or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganisation or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganisation or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action, or

     (e) a default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Issuer, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of Indebtedness having an aggregate principal amount outstanding of at least U.S.$50 million when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer and the Principal Paying Agent by the holders of at least 25% in principal amount of the Notes then outstanding a written notice specifying such default and requiring the Issuer to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" pursuant to this Condition 8(e);

     then any Note may, by notice in writing given to the Issuer and to the Principal Paying Agent at its specified office by the holders of at least 25% in principal amount of the Notes then outstanding, be declared immediately due and payable at its principal amount together with accrued interest without further formality unless such event of default shall have been remedied prior to the receipt of such notice by the Principal Paying Agent.

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     For the purposes of paragraph (e) of this Condition, any indebtedness which is in a currency other than U.S. dollars shall be translated into U.S. dollars at the spot rate for the sale of U.S. dollars against the purchase of the relevant currency quoted by any leading bank reasonably selected by the Issuer on the date upon which the principal amount of the relevant Indebtedness is being calculated.

9    Prescription

     Claims in respect of principal and interest will become void unless presentation for payment is made as required by Condition 6 within a period of 10 years in the case of principal and five years in the case of interest from the appropriate Relevant Date.

10   Replacement of Notes and Coupons

     If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Principal Paying Agent subject to all applicable laws, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

11   Notices

     All notices regarding the Notes and/or Coupons shall be given or made by the Principal Paying Agent in the event that all Noteholders and Couponholders are known to the Principal Paying Agent, or if that is not the case, shall be valid if published in a leading newspaper having general circulation in London (which is expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Principal Paying Agent may approve. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

12   Meeting of Noteholders

     The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters affecting their interests, including the modification of any of these Conditions. Any such modification may be made if sanctioned by an Extraordinary Resolution. The quorum for any meeting convened to consider an Extraordinary Resolution will be persons holding or representing at least 51 per cent. in principal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Notes or the dates on which interest is payable in respect of the Notes, (ii) to reduce or cancel the principal amount of, or interest on, the Notes, (iii) to change the currency of payment of the Notes, or (iv) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be two or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one third, in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be

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


     binding on all Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.

13   Paying Agents

     The initial specified office of the initial Principal Paying Agent is set out below. The Issuer may at any time vary or terminate the appointment of any Paying Agent or appoint further or other Paying Agents, provided that there will always be a Paying Agent with a specified office in a major European financial centre, and, in circumstances where in such centre there is an obligation to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive, if possible a Paying Agent with a specified office in a European Member State where there is no such obligation. Notice of any such variation, termination or appointment will be given in accordance with Condition 11.

14   Contracts (Rights of Third Parties) Act 1999

     No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

15   Governing Law

     (a)  Governing Law:

     The Agency Agreement, the Notes and the Coupons are governed by and shall be construed in accordance with English law.

     (b)  Jurisdiction:

     The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes or the Coupons and accordingly any legal action or proceedings arising out of or in connection with the Notes or the Coupons ("Proceedings") may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Noteholders and Couponholders and shall not limit the right of any of them or the Issuer to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

     (c)  Agent for Service of Process:

     The Issuer irrevocably appoints Avon Cosmetics Ltd., Nunn Mills Road, Northampton, NN1 5PA, United Kingdom, attn: President, for the limited purpose of acting as its agent in England to receive service of process in any Proceedings in England solely in connection with the Notes and the Coupons. If for any reason such agent ceases to be such agent for the service of process, the Issuer will promptly appoint a substitute process agent and notify the Noteholders of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.

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                                     -22-

PRINCIPAL PAYING AGENT

HSBC Bank plc
Mariner House
Pepys Street
London
EC3N 4DA























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


Form of Coupon

On the front:

AVON PRODUCTS, INC.

JPY 9,000,000,000 1.06 per cent. Notes due 2006

Coupon for JPY [o] due on [20 March/20 September] 2002/3/4/5/6

This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Paying Agents set out on the reverse hereof (or any further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.


AVON PRODUCTS, INC.

By:



Duly Authorised Officer

Cp No.            Denomination          ISIN                       Certif. No.

                  1000000               XS0135753126



On the back:


PRINCIPAL PAYING AGENT

HSBC Bank plc, Mariner House, Pepys Street, London, EC3N 4DA












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


                                   SCHEDULE 2
                         Form Of Temporary Global Note


                              AVON PRODUCTS, INC.
               (Incorporated with limited liability in New York)
                               JPY 9,000,000,000
                         1.06 per cent. Notes due 2006
                               ISIN XS0135753126


                             Temporary Global Note

Avon Products, Inc. (the "Issuer") for value received promises to pay to bearer the sum of

                 NINE BILLION JAPANESE YEN (JPY 9,000,000,000)

on 20 September 2006 (or on such earlier date as such principal sum may become payable in accordance with the terms and conditions (the "Conditions") of the Notes designated above (the "Notes") set out in Schedule 1 to the agency agreement dated 20 September 2001 (the "Agency Agreement") between the Issuer and HSBC Bank plc as principal paying agent (the "Principal Paying Agent") upon presentation and surrender of this Temporary Global Note and to pay interest at the rate of 1.06 per cent per annum on such principal sum semi-annually in arrear on each 20 March and 20 September in each year in accordance with the Conditions.

On or after 31 October 2001 (the "Global Note Exchange Date") this Temporary Global Note may be exchanged in whole but not in part (free of charge to the holder) by its presentation and, on exchange in full, surrender to or to the order of the Principal Paying Agent for interests in a permanent Global Note (the "Global Note") in bearer form in an aggregate principal amount equal to the principal amount of this Temporary Global Note submitted for exchange with respect to which there shall be presented to the Principal Paying Agent a certificate dated no earlier than the Global Note Exchange Date from Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") substantially to the following effect:

                                  "Certificate
                       Avon Products Inc. (the "Issuer")
                               JPY 9,000,000,000
                         1.06 per cent. Notes due 2006
    Common Code 013575312      ISIN XS0135753126      (the "Notes")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set out below (our "Member Organisations") substantially to the effect set out in the temporary global Note in respect of the Notes, as of the date hereof, o principal amount of the Notes (1) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States persons"), (2) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in the applicable U.S. Treasury Regulations ("financial institutions")) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own

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



behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (3) above (whether or not also described in clause (1) or (2)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" means the United States of America (including the States and the District of Columbia) and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Note excepted in such certificates of Member Organisations and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisation with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certificate is required in connection with certain tax laws and, if applicable certain securities laws, of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Yours faithfully

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] or [Clearstream Banking, societe anonyme]

By: o Dated: o"

Any person appearing in the records of Euroclear or Clearstream, Luxembourg as entitled to an interest in this Temporary Global Note may require the exchange of an appropriate part of this Temporary Global Note for an equivalent interest in the Global Note by delivering or causing to be delivered to Euroclear or Clearstream, Luxembourg a certificate dated not more than 15 days before the Global Note Exchange Date in substantially the following form (copies of which will be available at the office of Euroclear in Brussels and Clearstream, Luxembourg in Luxembourg):

                                  "Certificate
                       Avon Products Inc. (the "Issuer")
                               JPY 9,000,000,000
                         1.06 per cent. Notes due 2006
        Common Code 013575312      ISIN XS0135753126      (the "Notes")

To: Euroclear Bank S.A./N.V., as operator of the Euroclear System or Clearstream Banking, societe anonyme.

This is to certify that as of the date hereof, and except as set out below, the Notes held by you for our account (1) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (2) are owned by

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                                     -26-

United States person(s) that (a) are foreign branches of United States financial institutions (as defined in the applicable U.S. Treasury Regulations Section ("financial institutions")) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
(3) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (3) above (whether or not also described in clause (1) or (2)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" means the United States of America (including the States and the District of Columbia) and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to that date on which you intend to submit your certificate relating to the Notes held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to o principal amount of such interest in the Notes in respect of which we are not able to certify and as to which we understand exchange for an equivalent interest in the Global Note (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws and, if applicable certain securities laws, of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Dated:

By:



[Name of person giving certificate]
As, or as agent for, the beneficial owner(s) of the above Notes to which this certificate relates."

Upon any exchange of a part of this Temporary Global Note for an equivalent interest in the Global Note, the portion of the principal amount hereof so exchanged shall be endorsed by or on behalf of the Principal Paying Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

The Global Note will be exchangeable in accordance with its terms for definitive Notes (the "Definitive Notes") with Coupons attached. The Global Note and the Definitive Notes will be substantially in the forms scheduled to the Agency Agreement.

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                                     -27-

This Temporary Global Note is subject to the Conditions and until the whole of this Temporary Global Note shall have been exchanged for equivalent interests in the Global Note the holder hereof shall in all respects be entitled to the same benefits as if he were the holder of the Global Note for interests in which it may be exchanged (or the relevant part of it as the case may be) except that (unless exchange of this Temporary Global Note for the relevant interest in the Global Note shall be improperly withheld or refused by or on behalf of the Issuer) no person shall be entitled to receive any payment on this Temporary Global Note.

No provision of this Temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions.

This Temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This Temporary Global Note shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Temporary Global Note to be signed on its behalf.

Dated 20 September 2001

AVON PRODUCTS INC.

By:



This Temporary Global Note is authenticated by or on behalf of the Principal Paying Agent.

By:



Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.










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                                     -28-

             Schedule of Exchanges for Interests In the Global Note

The following exchanges of an interest in this Temporary Global Note for an interest in the Global Note have been made:


Date of Exchange    Amount of decrease   Principal amount of    Notation made by
                    in principal amount  this Temporary Global  or on behalf of
                    of this Temporary    Note following such    the Principal
                    Global Note          decrease               Paying Agent





























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


                                   SCHEDULE 3
                              Form of Global Note

                              AVON PRODUCTS, INC.
         (Incorporated with limited liability in the State of New York)
                               JPY 9,000,000,000
                         1.06 per cent. Notes due 2006
                               ISIN: XS0135753126


                                  Global Note

Avon Products, Inc. (the "Issuer") for value received promises to pay to bearer the principal amount referred to in the next paragraph not exceeding

                 NINE BILLION JAPANESE YEN (JPY 9,000,000,000)

on 20 September 2006 (or on such earlier date as such principal amount may become payable in accordance with the terms and conditions (the "Conditions") of the Notes designated above (the "Notes") set out in Schedule 1 to the agency agreement dated 20 September 2001 (the "Agency Agreement") between the Issuer and HSBC Bank plc as principal paying agent upon presentation and surrender of this Global Note and to pay interest at the rate of 1.06 per cent. per annum on such principal amount semi-annually in arrear on 20 March and 20 September in each year in accordance with the Conditions. The principal paying agent and the paying agents for the time being are referred to respectively as the "Principal Paying Agent" and the "Paying Agents" (which expression shall include the Principal Paying Agent).

The aggregate principal amount from time to time of this Global Note shall be that amount not exceeding JPY 9,000,000,000 as shall be shown by the latest entry in the fourth column of Schedule A hereto, which shall be completed by or on behalf of the Principal Paying Agent upon the redemption or purchase and cancellation of Notes represented hereby or the partial exchange hereof for definitive Notes ("Definitive Notes") or exchange for direct enforcement rights all as described below.

This Global Note is exchangeable in whole but not, except as provided in the next paragraph, in part (free of charge to the holder) for the Definitive Notes described below (1) at the option of the Noteholder (2) if this Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System (each as defined under "Notices" below) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, (3) if principal in respect of any Notes is not paid when due and payable or (4) if the Issuer would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) of any jurisdiction referred to in Condition 7 which would not be suffered were the Notes in definitive form and a certificate to such effect signed by a duly authorised officer of the Issuer is delivered to the Principal Paying Agent for display to Noteholders (unless a default notice has been given as referred to in "Default" below). Thereupon (in the case of (2) or (3) above) the holder may give notice to the Principal Paying Agent, and (in the case of (4) above) the Issuer may give notice to the Principal Paying Agent and the Noteholders, of its intention to exchange this Global Note for Definitive Notes on or after the Definitive Note Exchange Date (as defined below) specified in the notice.

If principal in respect of any Notes is not paid when due and payable, the holder of this Global Note may by notice to the Principal Paying Agent (which may but need not be the default notice referred to in "Default" below) require the exchange of a specified principal amount of this Global Note (which
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                                     -30-
may be
equal to or (provided that if this Global Note is held by or on behalf of Euroclear, Clearstream, Luxembourg and/or the Alternative Clearing System and Euroclear, Clearstream, Luxembourg and/or the Alternative Clearing System, as the case may be, agree) less than the outstanding principal amount of Notes represented hereby) for Definitive Notes on or after the Definitive Note Exchange Date specified in such notice.

On or after any Definitive Note Exchange Date the holder of this Global Note may surrender this Global Note or, in the case of a partial exchange, present it for endorsement to or to the order of the Principal Paying Agent. In exchange for this Global Note, or on endorsement in respect of the part to be exchanged, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Notes (having attached to them all Coupons in respect of interest which has not already been paid on this Global Note), security printed in accordance with applicable legal requirements and substantially in the form set out in Schedule 1 to the Agency Agreement. On exchange in full of this Global Note, the Issuer will, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant Definitive Notes.

"Definitive Note Exchange Date" means a day falling not less than 60 days, or in the case of exchange following principal in respect of any Notes not being paid when due and payable 30 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and, except in the case of exchange pursuant to (1) above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located.

If, for any actual or alleged reason which would not have been applicable had there been no exchange of this Global Note (or part of this Global Note) or in any other circumstances whatsoever, the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of this Global Note, despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the Definitive Notes (or the Coupons relating to them as appropriate). With this exception, upon exchange in full of this Global Note for Definitive Notes, this Global Note shall become void.

Except as otherwise described herein, this Global Note is subject to the Conditions and, until it is exchanged for Definitive Notes, its holder shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the date of this Global Note.

The Conditions shall be modified with respect to Notes represented by this Global Note by the following provisions:

Payments

Principal and interest in respect of this Global Note shall be paid to its holder against presentation and (if no further payment falls to be made on it) surrender of it to or to the order of the Principal Paying Agent (or to or to the order of such other Paying Agent as shall have been notified to the Noteholders for this purpose) who shall endorse such payment or cause such payment to be endorsed in the appropriate Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made). References in the Conditions to Coupons and Couponholders shall be construed accordingly. No person shall however be entitled to receive any payment on this Global Note (or such part of this Global Note which is required to be exchanged) falling due after any Definitive Note Exchange Date, unless exchange of this Global Note for Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one
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                                     -31-
or more of what are expressed to be its obligations under any Definitive Notes. Condition 7(vii) will apply to Definitive Notes only.

Notices

So long as this Global Note is held on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or any other clearing system (the "Alternative Clearing System"), notices required to be given to Noteholders may be given by their being delivered to Euroclear, Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by publication as required by the Conditions.

Prescription

Claims in respect of principal and interest in respect of this Global Note will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 7).

Meetings

The holder hereof shall (unless this Global Note represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each JPY 1,000,000 in principal amount of the Notes for which this Global Note may be exchanged.

Cancellation and Purchase

Cancellation of any Note represented by this Global Note which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of this Global Note on its presentation to or to the order of the Principal Paying Agent for notation in Schedule A. Notes may only be purchased by the Issuer or any of its subsidiaries if (where they should be cancelled in accordance with the Conditions) they are purchased together with the right to receive all future payments of interest thereon.

Default

Subject to the requirements of Condition 8, the holder hereof may exercise the right to declare Notes represented by this Global Note due and payable under Condition 8 by stating in the notice (the "default notice") to the Principal Paying Agent the principal amount of Notes (which may be less than the outstanding principal amount hereof) to which such notice relates.

If principal in respect of any Notes is not paid when due and payable (but subject as provided below), the holder of this Global Note may from time to time elect that Direct Rights under the provisions of Schedule C shall come into effect. Such election shall be made by notice to the Principal Paying Agent and presentation of this Global Note to or to the order of the Principal Paying Agent for reduction of the principal amount of Notes represented by this Global Note to JPY zero (or to such other figure as shall be specified in the notice) by endorsement in Schedule A and the corresponding endorsement in Schedule C of such principal amount of Notes formerly represented hereby as the principal amount of Notes in respect of which Direct Rights have arisen under Schedule C. Upon such notice being given the appropriate Direct Rights shall take effect.
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


No such election may however be made on or before a Definitive Note Exchange Date fixed in accordance with this Global Note with respect to the Notes to which that Definitive Note Exchange Date relates unless the holder elects in such notice that the exchange in question shall no longer take place.

No provision of this Global Note shall alter or impair the obligation of the Issuer to pay the principal and interest on the Notes when due in accordance with the Conditions.

This Global Note is a bearer document and negotiable and accordingly:

(a) is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining to it and to bind the transferee with all obligations appertaining to it pursuant to the Conditions

(b) the holder of this Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of principal, interest or otherwise payable in respect of this Global Note and the Issuer has waived against such holder and any previous holder of this Global Note all rights of set-off or counterclaim which would or might otherwise be available to it in respect of the obligations evidenced by this Global Note

(c) payment upon due presentation of this Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this Global Note.

This Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This Global Note shall be governed by and construed in accordance with English law.

In witness whereof this Global Note has been executed as a deed on 20 September 2001.


AVON PRODUCTS, INC.

By:

     Duly authorised officer


Certificate of Authentication

This Global Note is authenticated by or on behalf of the Principal Paying
Agent.


By:

      Authorised Signatory



ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.






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


                                   SCHEDULE A
                      Principal Amount of this Global Note


Reductions in the principal amount of this Global Note following redemption or partial exchange for Definitive Notes or exchange for Direct Rights or the purchase and cancellation of Notes are entered in the second and third columns below.


Date      Reason for reduction   Amount of such    Principal amount of   Notation made by or
          in the principal       reduction         this Global Note      on behalf of the
          amount of this                           following such        Principal Paying
          Global Note*                             reduction             Agent





















* State whether reduction following (1) redemption of Notes or (2) purchase and cancellation of Notes or (3) exchange of part of this Global Note for Definitive Notes or for Direct Rights.

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                                     -34-

                                   SCHEDULE B
                Interest Payments in Respect of this Global Note



The following payments of interest in respect of this Global Note and the Notes represented by this Global Note have been made:



Date Made    Amount of Interest   Amount of interest   Notation made by or on
             due and payable      paid                 behalf of the Principal
                                                       Paying Agent



















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                                     -35-

                                   SCHEDULE C
                           Direct Enforcement Rights



This Global Note has effect as a deed poll conferring on Relevant Account Holders the Direct Rights referred to in this Schedule in respect of the principal amount of Notes stated in paragraph 3.5 of this Schedule.

1 Interpretation In this Schedule, terms are used with the same meanings as in this Global Note, and in addition:

     "Clearing System Operator" means the operator of each of Euroclear and Clearstream, Luxembourg and, if relevant, the Alternative Clearing System

     "Direct Rights" means the rights referred to in paragraph 2

     "Entry" means any entry relating to this Global Note (or to the relevant part of it) or the Notes represented by it which is or has been made in the securities account of any account holder with a Clearing System Operator and "Entries" shall have a corresponding meaning

     "Principal Amount" means, in respect of any Entry, the amount which would be due to the holder of the account in which such Entry is credited were the principal amount of this Global Note or the Notes represented by it in respect of which such Entry was made to be paid in full at its maturity

     "Relevant Account Holder" means the holder of any account with a Clearing System Operator which at the Relevant Time has credited to its securities account with such Clearing System Operator an Entry or Entries in respect of this Global Note (or the relevant part of it) or the Notes represented by it except for a Clearing System Operator in its capacity as an account holder of another Clearing System Operator and

     "Relevant Time" means the time when Direct Rights take effect as contemplated by this Global Note.

2 Direct Rights: Each Relevant Account Holder shall at the Relevant Time acquire against the Issuer all rights which the Relevant Account Holder in question would have had if, immediately before the Relevant Time, it had been the holder of the Definitive Notes issued on the issue date of this Global Note in an aggregate principal amount equal to the Principal Amount of the relevant Entry including, without limitation, the right to receive all payments due at any time in respect of such Definitive Notes, other than payments corresponding to any already made under this Global Note. No further action shall be required on the part of any person in order for such Direct Rights to be acquired and for each Relevant Account Holder to have the benefit of, and to enforce, rights corresponding to all the provisions of the relevant Definitive Notes as if they had been issued and as if such provisions had been specifically incorporated in this Schedule, other than the right to receive payments corresponding to any already made under this Global Note.

3 Evidence: The records of each Clearing System Operator shall, in the absence of manifest error, be conclusive evidence of the identity of the Relevant Account Holders, the number of Entries credited to the securities account of each Relevant Account Holder with such Clearing System Operator at the Relevant Time and the Principal Amount of an Entry. For the purposes of this Clause a statement issued by a Clearing System Operator stating:

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                                     -i-

3.1 the name of the Relevant Account Holder to or in respect of which it is issued

3.2 the number of Entries credited to the securities account of such Relevant Account Holder with such Clearing System Operator as at the opening of business on the first day on which the Clearing System Operator is open for business following the Relevant Time and

3.3 the Principal Amount of any Entry in the accounts of such Clearing System Operator, shall be conclusive evidence of the records of such Clearing System Operator at the Relevant Time (but without prejudice to any other means of producing such records in evidence). In the event of a dispute, in the absence of manifest error, the determination of the Relevant Time by a Clearing System Operator shall be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with such Clearing System Operator.

     Any Relevant Account Holder may, in any proceedings relating to this Global Note, protect and enforce its rights arising out of this Schedule in respect of any Entry to which it is entitled upon the basis of a statement by a Clearing System Operator as provided in this Clause and a copy of this Global Note certified as being a true copy by a duly authorised officer of any Clearing System Operator or the Principal Paying Agent without the need for production in such proceedings or in any court of the actual records or this Global Note. Any such certification shall be binding, except in the case of manifest error or as may be ordered by any court of competent jurisdiction, upon the Issuer and all Relevant Account Holders. This Clause shall not limit any right of any Relevant Account Holder to the production of the originals of such records or documents in evidence.

3.4 Title to Entries: Any Relevant Account Holder may protect and enforce its rights arising out of this Global Note in respect of any Entry to which it is entitled in its own name without the necessity of using the name of or obtaining any authority from any predecessor in title. Any Relevant Account Holder is entitled to receive payment of the Principal Amount of its Entry and of all other sums referable to its Direct Rights to the exclusion of any other person and payment in full by the Issuer to such Relevant Account Holder shall discharge the Issuer from all obligations in respect of such Entry and such Direct Rights.

3.5 Principal Amount: The principal amount of Notes in respect of which Direct Rights have arisen under this Global Note is shown by the latest entry in the third column below:

Date                Amount of increase in       Initial principal amount  Notation made by or on
                    principal amount of Notes   and principal amount      behalf of the Principal
                    in respect of which         following such increase   Paying Agent (other than
                    Direct Rights have arisen                             in respect of initial
                                                                          principal amount)
20 September 2001   Not applicable              JPY zero                  Not applicable





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                                     -ii-

                                   SCHEDULE 4
                     Provisions for Meetings of Noteholders

     Interpretation

1    In this Schedule:

1.1 references to a meeting are to a meeting of Noteholders and include, unless the context otherwise requires, any adjournment

1.2  "agent" means a holder of a voting certificate or a proxy for a Noteholder

1.3 "block voting instruction" means an instruction issued in accordance with paragraphs 8 to 14

1.4 "Extraordinary Resolution" means a resolution passed at a meeting duly convened and held in accordance with this Agreement by a majority of at least 75 per cent. of the votes cast

1.5 "voting certificate" means a certificate issued in accordance with paragraphs 5, 6, 7 and 14 and

1.6 references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in principal amount of the Notes for the time being outstanding.

     Powers of meetings

2 A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Agreement, have power by Extraordinary Resolution:

2.1 to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Issuer, whether or not those rights arise under the Notes

2.2 to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, notes or other obligations or securities of the Issuer or any other entity

2.3 to assent to any modification of this Agreement, the Notes or the Coupons proposed by the Issuer or the Principal Paying Agent

2.4 to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution

2.5 to give any authority, direction or sanction required to be given by Extraordinary Resolution

2.6 to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders' interests and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution and

2.7 to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Agreement provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a "special quorum resolution") for the purpose of sub-paragraph 2.2 or 2.7 or for the purpose of making a modification to this Agreement, the Notes or the Coupons which would have the effect of:

     (ix) modifying the maturity of the Notes or the dates on which interest is payable on them or

     (x) reducing or cancelling the principal amount of, or interest on, the Notes or

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


     (xi) changing the currency of payment of the Notes or

    (xii) modifying the provisions in this Schedule concerning the quorum required at a meeting or the majority required to pass an Extraordinary Resolution or

   (xiii) amending this proviso.

     Convening a meeting

3 The Issuer may at any time convene a meeting. If it receives a written request by Noteholders holding at least 10 per cent. in principal amount of the Notes for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Issuer shall convene a meeting. Every meeting shall be held at a time and place approved by the Principal Paying Agent.

4 At least 21 days' notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and the nature of the resolutions to be proposed and shall explain how Noteholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable.

     Arrangements for voting

5 If a holder of a Note wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it.

6    A voting certificate shall:

6.1    be a document in the English language

6.2  be dated

6.3 specify the meeting concerned and the certificate numbers of the Notes deposited and

6.4 entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Notes.

7 Once a Paying Agent has issued a voting certificate for a meeting in respect of a Note, it shall not release the Note until either:

7.1  the meeting has been concluded, or

7.2 the voting certificate has been surrendered to the Paying Agent which issued it.

8 If a holder of a Note wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Note for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and
     (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Notes so deposited.

9    A block voting instruction shall:

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                                      -iv-

9.1  be a document in the English language

9.2  be dated

9.3  specify the meeting concerned

9.4 list the total number and certificate numbers of the Notes deposited, distinguishing with regard to each resolution between those voting for and those voting against it

9.5 certify that such list is in accordance with Notes deposited and directions received as provided in paragraphs 8, 11 and 14 and

9.6 appoint a named person (a "proxy") to vote at that meeting in respect of those Notes and in accordance with that list.

     A proxy need not be a Noteholder.

10 Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Notes:

10.1 it shall not release the Notes, except as provided in paragraph 11, until the meeting has been concluded and

10.2 the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting.

11 If the receipt for a Note deposited with a Paying Agent in accordance with paragraph 8 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Note and exclude the votes attributable to it from the block voting instruction.

12 Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at the specified office of the Principal Paying Agent or such other place as the Issuer shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Issuer requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Issuer need not investigate or be concerned with the validity of the proxy's appointment.

13 A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Noteholders' instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the Principal Paying Agent at its specified office (or such other place as may have been specified by the Issuer for the purpose) or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting.

14 No Note may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting.

     Chairman

15 The chairman of a meeting shall be such person as the Issuer may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

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


16 The chairman may, but need not, be a Noteholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

     Attendance

17   The following may attend and speak at a meeting:

17.1 Noteholders and agents

17.2 the chairman

17.3 the Issuer and the Principal Paying Agent (through their respective representatives) and their respective financial and legal advisers.

     No one else may attend or speak.

     Quorum and Adjournment

18 No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Noteholders, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

19   Two or more Noteholders or agents present in person shall be a quorum:

19.1 in the cases marked "No minimum proportion" in the table below, whatever the proportion of the Notes which they represent

19.2 in any other case, only if they represent the proportion of the Notes shown by the table below.


-----------------------------------------------------------------------------------------------
Column 1                                 Column 2                  Column 3
===============================================================================================
Purpose of meeting                       Any meeting except one    Meeting previously adjourned
                                         referred to in column 3   through want of a quorum
                                         ------------------------------------------------------
                                         Required proportion:      Required proportion:
-----------------------------------------------------------------------------------------------
To pass a special quorum resolution      66.67per cent.            33.33 per cent.
-----------------------------------------------------------------------------------------------
To pass any other Extraordinary          51 per cent.              No minimum proportion
Resolution
-----------------------------------------------------------------------------------------------
Any other purpose                        10 per cent.              No minimum proportion
-----------------------------------------------------------------------------------------------

20 The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.

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21   At least 10 days' notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

     Voting

22 Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer or one or more persons representing 5 per cent. of the Notes.

23 Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

24 If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

25 A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

26 On a show of hands every person who is present in person and who produces a Note or a voting certificate or is a proxy has one vote. On a poll every such person has one vote for each Note so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

27 In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

     Effect and Publication of an Extraordinary Resolution

28 An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders within 14 days but failure to do so shall not invalidate the resolution.

     Minutes

29 Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

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